UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices) (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On July 14, 2014, Bed Bath & Beyond Inc., a New York corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $300,000,000 aggregate principal amount of 3.749% senior unsecured notes due 2024 (the “2024 Notes”), $300,000,000 aggregate principal amount of 4.915% senior unsecured notes due 2034 (the “2034 Notes”) and $900,000,000 aggregate principal amount of 5.165% senior unsecured notes due 2044 (the “2044 Notes” and, together with the 2024 Notes and the 2034 Notes, the “Notes”). The offer and sale of the Notes is registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-197267) filed with the Securities and Exchange Commission on July 7, 2014. The Company intends to use the net proceeds from the offering for share repurchases of its common stock and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The Company expects the transaction to close on or about July 17, 2014.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, including acting as agents and lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

The description of the Underwriting Agreement in this Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01        Other Events.

On July 14, 2014, the Company issued a press release announcing the pricing of its public offering of $300,000,000 aggregate principal amount of 3.749% senior unsecured notes due 2024, $300,000,000 aggregate principal amount of 4.915% senior unsecured notes due 2034 and $900,000,000 aggregate principal amount of 5.165% senior unsecured notes due 2044, planned $1.1 billion accelerated share repurchase and planned $250,000,000 revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of July 14, 2014, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein.

99.1	Press Release issued by Bed Bath & Beyond Inc. on July 14, 2014, announcing the pricing of its underwritten public offering of $300,000,000 aggregate principal amount of 3.749% senior unsecured notes due 2024, $300,000,000 aggregate principal amount of 4.915% senior unsecured notes due 2034 and $900,000,000 aggregate principal amount of 5.165% senior unsecured notes due 2044, planned $1.1 billion accelerated share repurchase and planned $250,000,000 revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: July 14, 2014	By:	/s/ Susan E. Lattmann
Susan E. Lattmann
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 14, 2014, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein.

99.1	Press Release issued by Bed Bath & Beyond Inc. on July 14, 2014, announcing the pricing of its underwritten public offering of $300,000,000 aggregate principal amount of 3.749% senior unsecured notes due 2024, $300,000,000 aggregate principal amount of 4.915% senior unsecured notes due 2034 and $900,000,000 aggregate principal amount of 5.165% senior unsecured notes due 2044, planned $1.1 billion accelerated share repurchase and planned $250,000,000 revolving credit facility.